Lexaria’s Technology Achieves Cannabidiol Absorption Rate 499% Greater
Than Baseline in Laboratory Testing

Kelowna, BC / August 24, 2015 / Lexaria, Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company”) is very pleased to announce potential industry-changing achievements in enhanced gastrointestinal absorption of cannabidiol (CBD) utilizing Lexaria’s patent pending technology. The recent third-party testing was conducted in two phases of in vitro tests beginning in June and completed in August, 2015.

The independent laboratory results have delivered average CBD permeability of 499% of baseline permeability, compared to CBD permeability without Lexaria’s technology. These results exceed Company expectations.

This was assessed in a strictly controlled, in vitro experiment using a human intestinal tissue model. Samples of Lexaria’s commercially available CBD-fortified ViPova™ black tea were administered in the model compared with concentration-matched CBD control preparations that lacked Lexaria’s patent-pending formulation and process enhancements. Lexaria believes that its in vitro findings provide compelling evidence of the intestinal absorption enhancing capabilities of its technology, based on which it is exploring opportunities to progress to more advanced, follow-on bioavailability testing in animals.

The tests also showed 325% of baseline gastro-intestinal permeability of CBD comparing Lexaria’s CBD-fortified ViPova™ black tea to a second control of CBD and black tea combined, without Lexaria’s patent-pending formulation enhancements. This confirms that the specialized processing undertaken by Lexaria during its manufacturing process together with its formulation enhancements, does indeed significantly improve absorption levels.

As previously reported by the Company, bioavailability of CBD (or of THC) varies greatly by delivery method. Smoking typically delivers cannabinoids at an average bioavailability rate of 30% (Huestis (2007) Chem. Biodivers. 4:1770–1804; McGilveray (2005) Pain Res. Manag. 10 Suppl. A:15A – 22A). By comparison, orally consumed cannabis edibles typically deliver cannabinoids at an average bioavailability rate of only 5% (Karschner et al. (2011) Clin. Chem. 57:66–75).

The Company’s present findings suggest that its technology may achieve a 5-fold improvement in cannabinoid absorption in edible form over that which can be achieved without its proprietary process and formulation enhancements. This conceptually supports that Lexaria’s technology represents a significant breakthrough in cannabinoid delivery by approximating the high absorption levels achieved as though through administration by smoking, but without the associated negative effects on human health caused by smoking.

”I am very pleased with the performance of our patent-pending technology in this carefully designed and controlled experiment,” said John Docherty, President. “This evidences the disruptive nature of Lexaria and its technology within the cannabinoid edibles industry, and poises the Company to become a leader in the development of potentially a wide range of product lines with enhanced gastro-intestinal absorption performance capabilities.”

The tests were completed in two phases culminating with testing using simulated intestinal fluid conditions that delivered these findings. These results were stronger than earlier iterations of the tests that did not use a simulated intestinal fluid environment and has contributed to Lexaria’s understanding of the mechanisms at work. For these and other reasons, Lexaria believes that bioavailability testing in animals is likely to yield even stronger absorption results in the presence of natural intestinal fluid conditions.

CBD has been repeatedly found to provide beneficial pain relieving, anti-inflammatory, anti-anxiety, neuroprotection, anti-psychotic, and anti-convulsive effects among others. Lexaria’s patent-pending technology could significantly reduce individual serving requirements for CBD to consumers. This could lead to reduced costs of consumption for consumers and increased profitability for Lexaria.

More detailed data from the results of the Lexaria experiments are available under strict confidentiality and non-compete agreements to potential industry partners who wish to license our proprietary technology to improve the bioavailability of key ingredients within their products while simultaneously enhancing their firm’s profitability.

Lexaria also reminds stakeholders that the same technology used to enhance the absorption of CBD in the recent laboratory tests, is applicable to THC, nicotine, NSAIDs and other lipophilic compounds that are widely used today.

“We are thrilled to have generated these positive laboratory results substantiating the effectiveness of our technology,” said Chris Bunka, CEO. “We believe that this only increases the likelihood of our patents being granted in due course since it demonstrates how our technology improves absorption of CBD. We have every reason to believe it will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications.”

Lexaria is investigating the possibility to pursue publication of its findings in a reputable scientific journal.

About Lexaria

Lexaria is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com About ViPovaTM

ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the potential industry-changing achievement as a results of the laboratory test findings, that the in vitro findings provide compelling evidence of the future intestinal absorption enhancing capabilities of the technology, that the Company may become a leader in the development of potentially a wide range of product lines with enhanced gastro-intestinal absorption performance capabilities, that bioavailability testing in animals is likely to yield even stronger absorption results in the presence of natural intestinal fluid conditions, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that additional testing will continue to result in any improvement in absorption versus controls. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.